Contact: Robert S. Merritt
Lisa Hathcoat
(813) 282-1225

NEWS.....
October 23, 2003, FOR IMMEDIATE RELEASE

                                                           OUTBACK STEAKHOUSE, INC.
                                           ANNOUNCES QUARTERLY DIVIDEND INCREASE

Tampa, Florida, October 23, 2003 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on October 22, 2003, declared a quarterly dividend of $0.13 per share of the Company’s common stock, an increase of 8% from the prior quarterly dividend rate. The dividend is payable on December 5, 2003 to shareholders of record as of November 21, 2003.

The Company operates 814 Outback Steakhouses, 133 Carrabba's Italian Grills, 21 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, 29 Bonefish Grills, two Lee Roy Selmon’s and one Cheeseburger in Paradise in 50 states and 21 countries internationally.

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